UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:  June 11, 2010)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in their Charters)

Delaware (State or other jurisdiction of incorporation)	001-33124 (Commission File Number)	20-1380758 (IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders of Innophos Holdings, Inc. (the “Company”) held on June 11, 2010, the Company’s stockholders voted in favor of all three Proposals disclosed in the Company’s 2010 Proxy Statement dated April 29, 2010: Proposal 1-Election of Board Members, Proposal 2-Approval of Selection of Independent Registered Public Accounting Firm, and Proposal 3-Approval of the 2010 Executive, Management and Sales Incentive Plan of Innophos, Inc., the Company’s subsidiary.

The results of the voting were as follows:

Proposal 1-Election of Board Members

Election of Directors	For	Withhold	Broker Non-Vote
Gary Cappeline	15,508,797	1,312,694	2,741,894
Amado Cavazos	15,501,209	1,320,282	2,741,894
Randolph Gress	16,353,437	468,054	2,741,894
Linda Myrick	16,684,754	136,737	2,741,894
Karen Osar	15,503,506	1,317,985	2,741,894
John Steitz	15,504,912	1,316,579	2,741,894
Stephen Zide	16,519,124	302,367	2,741,894

Proposal 2-Approval of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
19,440,115	73,949	49,321	0

Proposal 3-Approval of the 2010 Executive, Management and Sales Incentive Plan of Innophos, Inc.

For	Against	Abstain	Broker Non-Vote
15,817,192	937,962	66,337	2,741,894

A complete copy of the 2010 Executive, Management and Sales Incentive Plan of Innophos, Inc. is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No.	Description

99.1	Innophos, Inc. 2010 Executive, Management and Sales Incentive Plan

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William Farran
Name: William Farran Title: Vice President, General Counsel, and Secretary

Dated: June 17, 2010